Exhibit 99.1

WASTE CONNECTIONS COMPLETES PREVIOUSLY

ANNOUNCED ACQUISITION OF MULTI-MARKET COMPANY

TORONTO, ONTARIO, December 10, 2018 - Waste Connections, Inc. (TSX/NYSE: WCN) ("Waste Connections" or the "Company") today announced that it has acquired American Disposal Services, Inc. and certain affiliates (together, "American"), one of the largest privately-owned solid waste collection and recycling businesses in the Mid-Atlantic. American has total annualized revenues of approximately $175 million and serves approximately 400,000 customers in Virginia, Maryland, Georgia and Colorado.

“American is the market leader in Northern Virginia, where the majority of its assets are located. In addition to providing new market platforms for future growth opportunities in both Virginia and Georgia, this acquisition also enhances our market positioning in Denver, where American’s collection services will be tucked into our vertically integrated operations," said Ronald J. Mittelstaedt, Chief Executive Officer and Chairman. “We are excited to welcome American into the Waste Connections family.”

About Waste Connections

Waste Connections is an integrated solid waste services company that provides waste collection, transfer, disposal and recycling services in mostly exclusive and secondary markets in the United States and Canada. Through its R360 Environmental Solutions subsidiary, Waste Connections is also a leading provider of non-hazardous oilfield waste treatment, recovery and disposal services in several of the most active natural resource producing areas in the United States, including the Permian, Bakken and Eagle Ford Basins. Waste Connections serves more than six million residential, commercial, industrial, and exploration and production customers in 41 states in the U.S., and six provinces in Canada. The Company also provides intermodal services for the movement of cargo and solid waste containers in the Pacific Northwest.

For more information, visit the Waste Connections web site at www.wasteconnections.com. Copies of financial literature, including this release, are available on the Waste Connections website or through contacting us directly at (905) 532-7510. Investors can also obtain these materials and other documents filed with the U.S. Securities and Exchange Commission (SEC) and the Canadian securities regulators free of charge at the SEC’s website, www.sec.gov, and at the System for Electronic Document Analysis and Retrieval (SEDAR) maintained by the Canadian Securities Administrators at www.sedar.com.

Safe Harbor and Forward-Looking Information

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995 (“PSLRA”), including “forward-looking information” within the meaning of applicable Canadian securities laws. These forward-looking statements are neither historical facts nor assurances of future performance and reflect Waste Connections’ current beliefs and expectations regarding future events and operating performance. These forward-looking statements are often identified by the words “may,” “might,” “believes,” “thinks,” “expects,” ”estimate,” “continue,” “intends” or other words of similar meaning. All of the forward-looking statements included in this press release are made pursuant to the safe harbor provisions of the PSLRA and applicable securities laws in Canada. Forward-looking statements involve risks and uncertainties. Forward-looking statements in this press release include, but are not limited to, the expected contribution from the American acquisition and the platforms for additional growth opportunities. Important factors that could cause actual results to differ, possibly materially, from those indicated by the forward-looking statements include, but are not limited to, risk factors detailed from time to time in the Company’s filings with the SEC and the securities commissions or similar regulatory authorities in Canada. You should not place undue reliance on forward-looking statements, which speak only as of the date of this press release. Waste Connections undertakes no obligation to update the forward-looking statements set forth in this press release, whether as a result of new information, future events, or otherwise, unless required by applicable securities laws.

CONTACT:

Mary Anne Whitney / (832) 442-2253

maryannew@wasteconnections.com